Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT
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                Parent                                   Subsidiary                    Ownership              Organization
--------------------------------------------------------------------------------------------------------------------------
    Washington Bancorp                      Washington Federal Savings Bank              100%                    Federal

    Washington Bancorp                      Rubio Savings Bank of Brighton               100%                    Iowa

    Washington Federal Savings Bank         Washington Financial Services, Inc.          100%                    Iowa
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     The financial  statements of the Registrant are consolidated  with those of its subsidiaries.